EXHIBIT A

Exhibit A

Joint Filing Statement

     Pursuant to Rule 13d-1(k)(1), we, the undersigned, hereby express our agreement that the attached Schedule 13G (including all amendments thereto) is filed on behalf of each of the undersigned.

BB Biotech AG
Date:	March 22, 2005	By:	/s/ Pascal Schmucki Signatory Authority
		Name:	Pascal Schmucki
		Title:	Signatory Authority
Biotech Target N.V.
Date:	March 22, 2005	By:
/s/ Pascal Schmucki Signatory Authority
		Name:	Pascal Schmucki
		Title:	Signatory Authority